UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 5, 2011

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 785,000 customers in Oklahoma and western Arkansas, and OGE Enogex Holdings LLC and its subsidiaries (“Enogex”), a midstream natural gas pipeline business with principal operations in Oklahoma.

On May 5, 2011, the Company issued a press release describing the Company’s consolidated financial results for the quarter ended March 31, 2011, which is furnished as Exhibit 99.01 and incorporated herein by reference.  As described in the press release, the Company reported earnings of $0.25 per diluted share for each of the quarters ended March 31, 2011 and 2010.  At OG&E, earnings were higher primarily due to a higher gross margin mainly due to the implementation of various rate riders, higher demand revenues and new customer growth partially offset by milder winter weather in OG&E’s service territory.  Lower income tax expense due to the one-time, non-cash charge associated with the elimination of the Medicare Part D subsidy in the first quarter of 2010 also contributed to higher earnings at OG&E.  These factors were partially offset by higher operation and maintenance expense at OG&E.  At Enogex, earnings were lower primarily due to a lower fuel recoveries and lower margins for operational storage hedges compared to prior periods. In the gathering business, margins were lower primarily due to lower natural gas prices partially offset by higher volumes. While in the processing business, margins were higher primarily due to higher commodity prices and volumes.  Higher operation and maintenance expense as well as the equity sale of a membership interest in Enogex Holdings to the ArcLight group also contributed to the decrease in earnings at Enogex.  These factors were partially offset by lower income tax expense due to the one-time, non-cash charge associated with the elimination of the Medicare Part D subsidy in the first quarter of 2010.

OG&E posted earnings of $0.06 per diluted share in the first quarter of 2011 as compared to $0.01 per diluted share in the first quarter of 2010.  Enogex posted earnings of $0.19 per diluted share in the first quarter of 2011 as compared to $0.28 per diluted share in the first quarter of 2010.  The holding company posted breakeven results in the first quarter of 2011 as compared to a loss of $0.04 per diluted share in the first quarter of 2010. For further information, see the press release attached as Exhibit 99.01.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated May 5, 2011, announcing OGE Energy Corp. reports 1st quarter earnings, 25 cents per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

May 5, 2011